Filed Pursuant to Rule 424(b)(5)

Registration No. 333-161881

PROSPECTUS SUPPLEMENT

(To Prospectus dated October 7, 2009)

OVERLAND STORAGE, INC.

3,376,000 Shares of Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 3,376,000 shares of common stock at a price of $1.25 per share of common stock to certain institutional investors, or the Initial Purchasers.

We are conducting this offering on a self-underwritten, best efforts basis and there will be no underwriter or placement agent involved in the sale of these securities. Accordingly, we will retain the proceeds from the sale of any shares of common stock after paying our expenses incurred in this offering.

For a more detailed description of the common stock, see “Description of Capital Stock” beginning on page S-9 of this prospectus supplement.

Our common stock is traded on The NASDAQ Capital Market, or the Capital Market, under the symbol “OVRL.” On November 11, 2010, the last reported sale price of our common stock on the Capital Market was $1.16 per share.

As of November 11, 2010, there were 7,727,983 shares of our common stock held by non-affiliates. Based on the $1.64 per share closing price of our common stock on September 24, 2010, the aggregate market value of our outstanding common equity pursuant to General Instruction I.B.6 of Form S-3 was $12,673,892. We have not offered any securities in the last 12 calendar months other than those included in this prospectus supplement.

Roth Capital Partners, LLC acted as our financial advisor for this offering.

Investing in the common stock involves a high degree of risk. See the section entitled “Risk Factors” beginning on page S-3 of this prospectus supplement and the risk factors incorporated by reference in this prospectus supplement and the accompanying prospectus as described in that section to read about factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 12, 2010

Prospectus Supplement

Prospectus

In making your investment decision, you should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein or therein. We have not authorized anyone to provide you with different information.

We are not making an offer to sell or seeking an offer to buy any shares of common stock in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein or therein is complete and accurate as of any date other than the respective dates thereof.

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ABOUT THIS PROSPECTUS SUPPLEMENT

In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or the context otherwise requires, references to “Overland,” “we,” “company,” “us,” or “our” refer to Overland Storage, Inc. and its consolidated subsidiaries.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. The accompanying prospectus provides general information about us and a general description of the securities we may offer. This prospectus supplement describes the specific details regarding this offering, including the price, the number of shares of common stock being offered and the risks of investing in our securities. This prospectus supplement may add, update or change information contained in the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. In various places in this prospectus supplement and the accompanying prospectus, we refer you to sections for additional information by indicating the caption heading of the other sections. All cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise indicated.

You should read both this prospectus supplement and the accompanying prospectus together with the additional information described in the sections of this prospectus supplement entitled “Where You Can Find Additional Information” and “Information Incorporated by Reference.” The information incorporated or deemed to be incorporated by reference is considered part of this prospectus supplement, and information we file later with the SEC may automatically update and supersede this information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, or the Exchange Act. You can find, copy and inspect information we file with the SEC (including exhibits to such documents) at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the Internet at http://www.sec.gov/ which contains reports, proxy statements and other information that we file electronically with the SEC. You may also review such reports, proxy statements and other documents we file with the SEC on our website at http://www.overlandstorage.com. Information included on our website is not a part of this prospectus supplement.

This prospectus supplement is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement regarding the securities we are offering and us, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INFORMATION INCORPORATED BY REFERENCE

We are “incorporating by reference” information into this prospectus supplement. This means that we are disclosing important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus supplement and the documents listed below. We incorporate by reference in this prospectus supplement the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the initial filing of the registration statement of which this prospectus supplement forms a part until all of the securities being offered under this prospectus supplement are sold (except in each case the information contained in such documents to the extent “furnished” and not “filed”):

•	our Annual Report on Form 10-K for our fiscal year ended June 27, 2010, filed with the SEC on September 24, 2010;

•	Amendment No. 1 to our Annual Report on Form 10-K for our fiscal year ended June 27, 2010, which includes information required by Part III of Form 10-K, filed with the SEC on October 25, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended October 3, 2010, filed with the SEC on November 12, 2010;

•	our Current Report on Form 8-K, filed with the SEC on July 8, 2010;

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the description of our common stock in our Registration Statement on Form 8-A, registering our common stock under the Exchange Act, filed with the SEC on January 29, 1997, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•

the description of our common stock purchase rights contained in our Registration Statement on Form 8-A, registering our common stock under the Exchange Act, filed with the SEC on August 26, 2005, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

You may obtain copies, without charge, of documents incorporated by reference in this prospectus supplement, by requesting them in writing or by telephone from us as follows:

Overland Storage, Inc.

9112 Spectrum Center Boulevard

San Diego, California 92123

Attention: Chief Financial Officer

(858) 571-5555

Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus supplement.

You may also obtain these filings on our website at www.overlandstorage.com. Except for the documents specifically incorporated by reference in this prospectus supplement, the information contained on our website or that can be accessed through our website does not constitute a part of this prospectus supplement. We have included our website address only as an interactive textual reference and do not intend it to be an active link to our website.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, and the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Additionally, we or our representatives may, from time to time, make other written or verbal forward-looking statements. These forward-looking statements relate to future events, plans, expectations and objectives regarding our business, financial condition and performance, and results of operations. In some cases, you can identify these forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project,” “forecast,” “continue,” “assumption” or the negative of these terms or variations thereof, or the use of future tense, but their absence does not mean that a statement is not forward-looking. We caution you not to place undue reliance on forward-looking statements, which are based upon assumptions, expectations, plans and projections and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include, among other things, those factors referred to under the caption “Risk Factors” on page S-3 and the risk factors incorporated by reference in this prospectus supplement and the accompanying prospectus as described in that section.

In addition, forward-looking statements reflect our current views with respect to future events and are based on our currently available financial, economic and competitive data, and on current business plans. We may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual events or results may differ materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors. Factors that could cause or contribute to such differences include, but are not limited to: our ability to raise outside capital to adequately fund our operations and to service and repay debt as it comes due; our ability to maintain and increase sales volumes of our products; our ability to continue to aggressively control costs; the continued availability of our non-original equipment manufacturer accounts receivable financing arrangements; our ability to achieve the intended cost savings and maintain quality with our new manufacturing partner; our ability to generate cash from operations; our ability to introduce new competitive products and the degree of market acceptance of such new products; the timing and market acceptance of new products introduced by our competitors; our ability to maintain strong relationships with branded channel partners; our ability to maintain the listing of our common stock on The NASDAQ Capital Market, or the Capital Market; customers’, suppliers’ and creditors’ perceptions of our continued viability; rescheduling or cancellation of customer orders; loss of a major customer; general competition and price measures in the market place; unexpected shortages of critical components; worldwide information technology spending levels; and general economic conditions.

We intend that all forward-looking statements made will be subject to safe harbor protection of the federal securities laws pursuant to Section 27A of the Securities Act and Section 21E of the Exchange Act. Except as required by law, we do not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus supplement. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events, which may cause actual results to differ from those expressed or implied by these forward-looking statements.

SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before making an investment decision with respect to our securities. You should read the entire prospectus supplement carefully, including the “Risk Factors,” together with any documents incorporated by reference before investing in our securities in this offering.

Our Company

We are a trusted global provider of unified data management and data protection solutions designed to enable small and medium enterprises, or SMEs, corporate departments and small and medium businesses, or SMBs, to anticipate and respond to change. Whether an organization’s data is distributed around the corner or across continents, our solutions tie it all together for easy and cost-effective management of different tiers of information over time. We enable companies to expend fewer resources on information technology, or IT, allowing them to focus on being more responsive to the needs of their customers.

We develop and deliver a comprehensive solution set of award-winning products and services for moving and storing data throughout the organization and during the entire data lifecycle. Our Snap Server® product is a complete line of network attached storage and storage area network solutions designed to ensure primary and secondary data is accessible and protected regardless of its location. Our Snap Server® solutions are available with backup, replication and mirroring software in fixed capacity or highly scalable configurations. These solutions provide simplified disk-based data protection and maximum flexibility to protect mission critical data for both continuous local backup and remote disaster recovery. Our NEO SERIES® and REO SERIES® of virtual tape libraries, tape backup and archive systems are designed to meet the need for cost-effective, reliable data storage for long-term archiving and compliance requirements.

Our approach emphasizes long term investment protection for our customers and reduces the complexities and ongoing costs associated with storage management. Moreover, most of our products are designed with a scalable architecture which enables companies to purchase additional storage as needed, on a just-in-time basis, and make it available instantly without downtime.

End users of our products include SMEs, SMBs, distributed enterprise companies such as divisions and operating units of large multi-national corporations, governmental organizations, and educational institutions. Our products are used in a broad range of industries including financial services, video surveillance, healthcare, retail, manufacturing, telecommunications, broadcasting, research and development and many others.

We were incorporated in California in 1980 as Overland Data, Inc., and changed our name to Overland Storage, Inc. in 2002. Our principal executive offices are located at 9112 Spectrum Center Boulevard, San Diego, California 92123 and our main telephone number is (858) 571-5555.

Recent Developments

During the first quarter of fiscal 2011, we introduced the SnapSAN™ S1000, a modular storage array designed for flexibility and high availability. In addition to iSCSI connectivity, the SnapSAN™ S1000 offers Fibre Channel and SAS connectivity options, expanding our reach into the midrange SAN market. The new array can also be configured with dual controllers to meet customer requirements for redundancy and high availability, is scalable to 120TB and includes a variety of data protection features.

During the first quarter of fiscal 2011, we acquired the intellectual property of Maxiscale, Inc. By integrating Maxiscale’s technology into GuardianOS™, we intend to transform the Snap Server® product line into a scalable storage with linear performance and capacity expansion, a global namespace and no single point-of-failure. We believe that a clustered Snap Server® solution will enable us to address the challenges associated with modern data management, as well as compete in emerging market segments such as Internet and cloud services, high performance computing and virtualization.

THE OFFERING

Securities being offering:	3,376,000 shares of common stock.

Offering price:	$1.25 per share of common stock.

Minimum number of securities to be sold in this offering:	None.

Common stock outstanding before this offering:	10,952,312 (1)

Common stock to be outstanding after this offering:	14,328,312 (2)

Use of proceeds:	We intend to use the net proceeds from the sale of common stock for general corporate purposes, which may include, among others, repayment of debt, working capital needs, capital expenditures and acquisitions. We have no current agreements or commitments with respect to any acquisitions and we can provide no assurance that we will enter into any such agreements or commitments.

Risk factors:	See “Risk Factors” beginning on page S-3 and the risk factors incorporated by reference in this prospectus supplement and the accompanying prospectus as described in that section to read about factors you should consider before investing in our securities.

Nasdaq Capital Market symbol:	OVRL

(1)	Excludes up to 6,657,632 shares of common stock issuable upon the exercise of outstanding warrants and 6,900,000 shares of common stock reserved for issuance upon the exercise of options granted or available under our equity compensation plans, in each case as of September 30, 2010.

(2)	Assuming all securities being offered are sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information included in this prospectus supplement and the accompanying prospectus, you should carefully consider each of the following risk factors, as well as the risk factors set forth in our most recent Annual Report on Form 10-K on file with the SEC, or the Annual Report, and in our most recent Quarterly Report on Form 10-Q on file with the SEC, or the Form 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. Before making an investment decision, you should carefully consider these risks, as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to Our Business

Our cash and other sources of liquidity may not be adequate to fund our operations at current levels for the remainder of calendar 2010 and fiscal 2011. If we raise additional funding through sales of equity or equity-based securities, your shares will be diluted. If we need additional funding for operations and we are unable to raise it, we may be forced to liquidate assets and/or curtail or cease operations.

We project that cash on hand and funding available under our non-OEM accounts receivable financing agreements may be sufficient to allow us to continue operations at current levels through the end of calendar 2010. Significant changes from our current forecast, including, but not limited to, (i) shortfalls from projected sales levels, (ii) unexpected increases in product costs, (iii) increases in operating costs, and/or (iv) changes to the historical timing of collecting accounts receivable or to the borrowing terms on our non-OEM account receivable financing arrangements, could have a material adverse affect on our ability to access the level of funding necessary to continue operations at current levels for the remainder of calendar 2010 and fiscal 2011. If any of these events occur or if we are not able to secure adequate funding during this year, we may be forced to make further reductions in spending, further extend payment terms with suppliers, liquidate assets where possible, and/or suspend or curtail planned programs. Any of these actions could materially harm our business, results of operations and future prospects.

We may seek debt, equity or equity-based financing (such as convertible debt) when market conditions permit. Such financing may not be available on favorable terms, or at all. If we need additional funding for operations and are unable to raise it through debt or equity financings, we may be forced to liquidate assets and/or curtail or cease operations. If we raise additional funds by selling additional shares of our capital stock, or securities convertible into shares of our capital stock, the ownership interest of our existing shareholders will be diluted. The amount of dilution could be increased by the issuance of warrants or securities with other dilutive characteristics, such as anti-dilution clauses or price resets.

As a result of our recurring losses from operations and negative cash flows, the report from our independent registered public accounting firm regarding our consolidated financial statements for the fiscal year ended June 30, 2010 includes an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. If we cease to continue as a going concern due to lack of available capital or otherwise, you may lose your entire investment in our company.

We urge you to review the additional information about our liquidity and capital resources in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Annual Report and the Quarterly Report.

We have transferred the listing of our common stock from The NASDAQ Global Market, or the Global Market, to the Capital Market. If our common stock is delisted from the Capital Market, our stock price could be adversely affected and the liquidity of our stock and our ability to obtain financing could be impaired.

On December 15, 2009, we received written notification from The NASDAQ Stock Market, LLC, or NASDAQ, that because we had not regained compliance with the minimum market value of publicly held shares of $15 million requirement set forth in NASDAQ Listing Rule 5450(b)(1)(C) by December 14, 2009, our common stock would be delisted from the Global Market unless we requested an appeal of this determination to a NASDAQ Hearings Panel, or the Panel. We requested an appeal of the determination and met with the Panel on January 20, 2010. On March 3, 2010, we received written notification from the Panel that it would continue the listing of our common stock on the Global Market subject to our demonstrating compliance with all continued listing standards of the Global Market on or before June 14, 2010. Prior to June 14, 2010, we applied to NASDAQ to transfer the listing of our common stock from the Global Market to the Capital Market. On June 14, 2010 we were notified that NASDAQ approved our application to transfer the listing of our common stock to the Capital Market, effective at the opening of trading on June 16, 2010. As of September 30, 2010, we do not believe that we are in compliance with the continued listing standards of the Capital Market and we expect to receive written notification from NASDAQ that we will be subject to delisting unless we are able to comply with the continued listing standards. We cannot provide any assurance that we will be able to regain compliance with the continued listing standards, regardless of whether we receive written notification from NASDAQ. Even if we regain compliance with the continued listing standards, we cannot provide any assurance that we will remain in compliance in the future.

In addition, on December 8, 2009, we effected a one-for-three reverse stock split of our common stock to regain compliance with the minimum bid price of $1.00 per share requirement set forth in NASDAQ Listing Rule 5450(a)(1). Although the bid price of our common stock has remained above $1.00 per share since the reverse split, we cannot guarantee that it will remain at or above $1.00 per share. If the bid price drops below $1.00 per share, our common stock could become subject to delisting again and we may seek shareholder approval for an additional reverse split. A second reverse split could produce negative effects and we cannot provide any assurance that it would result in a long-term or permanent increase in the bid price of our common stock. For example, a second reverse split could make it more difficult for us to comply with other listing standards of NASDAQ, including requirements related to the minimum number of shares that must be in the public float, the minimum market value of publicly held shares and the minimum number of round lot holders. In addition, investors might consider the increased proportion of unissued authorized shares of common stock to issued shares of common stock to have an anti-takeover effect under certain circumstances by allowing for dilutive issuances which could prevent certain shareholders form changing the composition of our board of directors.

Any delisting of our common stock by NASDAQ could adversely affect our ability to attract new investors, decrease the liquidity of our outstanding shares of common stock, reduce our flexibility to raise additional capital, reduce the price at which our common stock trades and increase the transaction costs inherent in trading such shares with overall negative effects for our shareholders. In addition, delisting of our common stock could deter broker-dealers from making a market in or otherwise seeking or generating interest in our common stock, and might deter certain institutions and persons from investing in our securities at all. For these reasons and others, delisting could adversely affect our business, financial condition and results of operations.

Our ability to compete depends in part on our ability to protect our intellectual property rights.

We rely on a combination of patent, copyright, trademark, trade secret and other intellectual property laws to protect our intellectual property rights. However, these rights may not prevent competitors from developing products that are substantially equivalent or superior to our products. To the extent that we have or obtain patents, such patents may not afford meaningful protection for our technology and products. Others may challenge our patents and, as a result, our patents could be narrowed, invalidated or declared unenforceable. In addition, our current or future patent applications may not result in the issuance of patents in the United States or foreign countries. The laws of certain foreign countries may not protect our intellectual property to the same extent as U.S. laws. Furthermore, competitors may independently develop similar products, duplicate our products or, if patents are issued to us, design around these patents.

In order to protect or enforce our patent rights, we may initiate interference proceedings, oppositions, or patent litigation against third parties, such as infringement suits. Such enforcement efforts could be expensive and divert management’s time and attention from other business concerns. The patent position of information technology firms in particular is highly uncertain, involves complex legal and factual questions, and continues to be the subject of much litigation. No consistent policy has emerged from the U.S. Patent and Trademark Office or the courts regarding the breadth of claims allowed or the degree of protection afforded under information technology patents.

In August 2010, we filed a patent infringement lawsuit in the United States District Court for the Southern District of California against BDT AG, BDT Products, Inc. and BDT-Solutions GmbH. In October 2010, we filed an amended complaint for patent infringement in that court naming the following defendants: BDT AG; BDT Products, Inc.; BDT-Solutions GmbH & Co. KG; BDT Automation Technology (Zhuhai FTZ) Co., Ltd.; BDT de México, S. de R.L. de C.V.; Dell Inc.; and International Business Machines Corporation. Also in October 2010, we filed a complaint for patent infringement in the United States International Trade Commission against the same defendants. Both lawsuits claim infringement of two of our United States patents, Nos. 6,328,766 and 6,353,581. The complaints broadly claim infringement by BDT’s products, and they specifically identify BDT’s FlexStor® II product line as infringing our patents. The complaints also claim infringement by Dell and IBM products that are manufactured by BDT based on the FlexStor® II. In the Southern District of California case, we have either served or initiated service of the complaint on all defendants and discovery is not yet underway. In the International Trade Commission case, the Commission must decide whether to institute an investigation into the infringing activities by the defendants. The Commission’s decision in this regard is anticipated in late November 2010.

Risks Related to this Offering

The market price of our common stock is volatile.

The market price of our common stock has experienced significant fluctuations since it commenced trading in February 1997, and may continue to fluctuate significantly in the future. Many factors could cause the market price of our common stock to fluctuate, including, but not limited to:

•	our ability to meet our working capital needs;

•	announcements concerning us, our competitors, our customers or our industry;

•	changes in earnings estimates by analysts;

•	purchasing decisions of our significant customers;

•	quarterly variations in operating results;

•	the introduction of new technologies or products by us or our competitors;

•	changes in product pricing policies by us or our competitors;

•	the terms of any financing arrangements we enter into; and

•	changes in general economic conditions.

In addition, stock markets generally have experienced extreme price and volume volatility in recent years. This volatility has had a substantial effect on the market prices of securities of many smaller public companies for reasons frequently unrelated or disproportionate to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

We are conducting this offering without an underwriter or placement agent and may be unable to sell the securities.

This offering is self-underwritten and we have not engaged the services of an underwriter or placement agent. We intend to sell the shares of common stock through our executive officers and directors, who will receive no commissions or other remuneration for such services. There can be no assurance that our executive officers and directors will be successful in selling any of the shares of common stock offered hereby or that we will receive any proceeds from this offering. In that case, we may seek alternative debt, equity or equity-based financing (such as convertible debt) when market conditions permit. Such financing may not be available on favorable terms, or at all.

There is no minimum number of shares of common stock that must be sold by us for this offering to proceed and there can be no assurance that this offering will be successful.

There is no minimum number of shares of common stock that must be sold by us for this offering to proceed and there can be no assurance that this offering will be successful. You should not rely on the success of this offering to address our funding needs. If we fail to raise sufficient capital in this offering, we may seek alternative debt, equity or equity-based financing (such as convertible debt) when market conditions permit. Such financing may no be available on favorable terms, or at all.

Future sales of common stock could adversely affect the market price and our future capital-raising activities could involve the issuance of equity securities, which would dilute your investment and could result in a decline in the trading price of our common stock.

We may sell securities in the public or private equity markets if and when conditions are favorable, even if we do not have an immediate need for additional capital at that time. Sales of substantial amounts of common stock, or the perception that such sales could occur, could adversely affect the prevailing market price of shares of our common stock and our ability to raise capital. We may issue additional shares of common stock in future financing transactions or as incentive compensation for our senior management and other key personnel, consultants and advisors. Issuing any equity securities would be dilutive to the equity interests represented by then-outstanding shares of common stock and the market price for our common stock could decrease as the market takes into account the dilutive effect of any of these issuances.

Sales of shares of common stock issued in connection with our February 2010 placement could result in a decline in the trading price of our common stock.

In February 2010, we issued 794,659 shares of Series A Preferred Stock, which converted into 4,521,616 shares of common stock, and warrants initially exercisable to purchase up to 6,373,266 shares of common stock. We subsequently registered the resale of the shares of common stock issuable upon conversion of the Series A Preferred Stock and exercise of the warrants. The sale of a significant amount of these shares in the open market, or the perception that these sales may occur, could cause the market price of our common stock to decline or become highly volatile.

Purchasers in this offering will experience immediate and substantial dilution.

The offering price for the shares of common stock in this offering will be substantially higher than the pro forma net tangible book value per share of common stock immediately after this offering. See “Dilution.”

We do not expect to pay cash dividends on shares of common stock for the foreseeable future.

We have never paid cash dividends on shares of common stock and do not anticipate that any cash dividends will be paid on shares of common stock for the foreseeable future. The payment of any cash dividend by us will be at the discretion of our board of directors and will depend upon, among others, our earnings, capital, regulatory requirements and financial condition. See “Dividend Policy.”

As a result of this offering, the exercise price of certain outstanding warrants will be reduced, which will result in our company receiving less proceeds from the exercise of those warrants, if any.

As a result of this offering, outstanding warrants to purchase up to an aggregate of 6,373,266 shares of common stock at an initial exercise of price $2.583 per share will have the exercise price adjusted downward. As a result, we will receive less proceeds from the exercise of those warrants, if any.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting our estimated offering expenses of $195,000, will be approximately $4.0 million.

We intend to use the net proceeds from the sale of common stock for general corporate purposes, which may include, among others, working capital needs, capital expenditures and acquisitions. We have no current agreements or commitments with respect to any acquisitions and we can provide no assurance that we will enter into any such agreements or commitments.

The amounts and timing of our actual expenditures may vary significantly from our current expectations and our management will have broad discretion in the application of the net proceeds from this offering.

DETERMINATION OF OFFERING PRICE

The offering price for the common stock was determined by us and does not necessarily relate to our asset value, net worth or other established criteria value and may not be indicative of prices that will prevail in the trading market. The principal factors considered by us include:

•	the market price of the common stock;

•	the information set forth in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference;

•	our history and prospects and the history of, and prospects for, the industry in which we compete;

•	our past and present financial performance and an assessment of our management;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by us.

DILUTION

Purchasers of common stock in this offering will experience an immediate dilution of the net tangible book value per share of common stock. We calculate net tangible book value per share by dividing the net tangible book value, which is our total tangible assets less our total liabilities, by the number of outstanding shares of common stock. Dilution per share equals the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of common stock immediately after this offering.

Our net tangible book value as of September 30, 2010 was approximately $(5,840,000), or $(0.53) per share (based on 10,952,312 shares of common stock outstanding as of such date). After giving effect to the sale of 3,376,000 shares of common stock by us at the offering price of $1.25 per share, and after deducting approximately $195,000 of offering expenses payable by us, our pro forma net tangible book value as of September 30, 2010 would have been approximately $(1,815,000), or $(0.13) per share. This represents an immediate increase in pro forma net tangible book value to existing shareholders of $0.41 per share and an immediate dilution to purchasers in this offering of $1.38 per share. The following table illustrates this per share dilution:

Offering price per share of common stock		$1.25

Net tangible book value per share as of September 30, 2010	$(0.53)

Increase per share attributable to purchasers in this offering	$0.41

Pro forma net tangible book value per share after this offering		$(0.13)

Dilution per share to purchasers in this offering		$1.38

The above discussion is based on 10,952,312 shares of common stock outstanding as of September 30, 2010 and excludes up to 6,657,632 shares of common stock issuable upon the exercise of outstanding warrants and 6,900,000 shares of common stock reserved for issuance upon the exercise of options granted or available under our equity compensation plans, in each case as of September  30, 2010.

DIVIDEND POLICY

We have never declared or paid any cash dividends on shares of common stock and do not currently anticipate declaring or paying cash dividends on shares of common stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance operations. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and other factors that our board of directors may deem relevant.

DESCRIPTION OF CAPITAL STOCK

This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of our amended articles of incorporation and amended bylaws and all applicable provisions of California law. You are urged to read our amended articles of incorporation and amended bylaws in their entirety for the actual terms of our capital stock. These documents are filed as exhibits to the registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of 45,100,0000 shares of common stock, no par value, and 1,000,000 shares of preferred stock, no par value. As of September 30, 2010, 10,952,312 shares of common stock and no shares of preferred stock were issued and outstanding, and warrants to purchase up to an aggregate of 6,657,632 shares of common stock were outstanding.

On December 8, 2009, we effected a one-for-three reverse stock split of our outstanding shares of common stock.

Common Stock

Subject to the preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may from time to time declare. Upon the liquidation, dissolution or winding-up of our company, the holders of outstanding shares of common stock will be entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Shares of common stock do not have any preemptive rights and are not subject to conversion or redemption.

Each holder of common stock is entitled to one vote per share on all matters submitted to a vote of shareholders, and may not cumulate votes for the election of directors unless proper notice is given pursuant to our amended bylaws.

Our common stock is listed on the Capital Market under the trading symbol “OVRL”.

The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A.

Common Stock Purchase Rights

We have in place a shareholder rights agreement providing rights to purchase shares of common stock. The rights are not currently exercisable and they are attached to and trade together with the shares of common stock. A right will be attached to each share of common stock sold in this offering.

The shareholder rights agreement will take effect not earlier than the tenth day after the first to occur of:

•

the public announcement or disclosure that a person or group of affiliated or associated persons, other than exempt persons, has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of common stock, except pursuant to a permitted acquisition; or

•

the commencement of, or announcement of an intention to make, by any person other than an exempt person, a tender offer or exchange offer (other than a permitted offer) which upon consummation would result in a person or group beneficially owning 15% or more of the outstanding shares of common stock.

At that time, the rights then attached to all outstanding shares of common stock will become separate securities and each right will entitle the holder to purchase one-third of a common share, at a per-share purchase price of $37.00, subject to adjustment.

However,

•

from and after the date on which a person becomes an acquiring person, except pursuant to a permitted offer, each holder of a right, other than the acquiring person, may exercise the right to receive that number of shares of common stock having a value equal to the purchase price divided by one-half the current market price (as defined in the stockholder rights agreement) of a share of common stock at the date of the occurrence of the event.

•

if, after the shareholder rights agreement takes effect, we merge or combine into or with any acquiring person or any of its affiliates or associates or other related persons, other than any other person if all shareholders of the company are not treated alike, other than certain restructurings not resulting in any change of control of the company, or 50% or more of our assets or earnings power is sold or transferred in one or a series of related transactions, each holder of a right, other than an acquiring person, may exercise the right to receive that number of shares of common stock which equals the initial exercise price, as adjusted, divided by one-half the current market price (as defined in the stockholder rights agreement) of a share of common stock at the date of the occurrence of the event.

At any time after any person becomes an acquiring person, our board of directors may exchange all or some of the rights other than the rights beneficially owned by the acquiring person, which rights will thereafter be void, at an exchange ratio of one-third of a share of common stock, or one-third of an equivalent common stock (as defined in the stockholder rights agreement) per right, subject to adjustment in certain events.

The term “permitted acquisition” is defined as the acquisition of common stock directly from us, including by way of a dividend or distribution on the common stock, or pursuant to a permitted offer.

The term “permitted offer” is defined as a tender or exchange offer which is for all outstanding shares of common stock at a price and on terms which a majority of certain members of the board of directors determine to be adequate and in the best interests of the company and its shareholders.

Until a right is exercised, the holder thereof, as such, will have no rights as a shareholder, including the right to vote or to receive dividends.

The rights expire in August 2015 unless earlier redeemed or exchanged. We are entitled to redeem all of the rights at $0.001 per right, subject to adjustment, at any time.

Wells Fargo Bank, N.A. serves as the rights agent under the shareholder rights agreement.

Preferred Stock

Subject to the limitations imposed by law and the rules of NASDAQ, our board of directors is authorized to designate and issue up to 1,000,000 shares of preferred stock in one or more series, without further shareholder approval. Our board of directors is authorized from time to time to set the number of shares to be included in each series; to fix the voting rights, designations, preferences, and relative, participating, option and conversion or other special rights, and such qualifications, limitations or restrictions, of the shares of each wholly unissued series; and to increase or decrease the number of authorized shares of any series, but not below the number of shares of any series then outstanding. The rights of a series of preferred stock may include a preferential return in the event of the liquidation, dissolution or winding-up of our company, the right to receive dividends if declared by our board of directors, special dividend rates, conversion rights, redemption rights, voting rights, the right to protection from dilutive issuances of securities, or the right to approve specified corporate actions. Any or all of these rights may be superior to the rights of the common stock.

Certain Provisions Affecting Control of Our Company

The shareholder rights agreement discussed above and the following provision of California law may affect the control of our company.

California Law

Section 1203 of the California General Corporation Law, or the CGCL, provides that if a tender offer or a written proposal for approval of a reorganization of a corporation or a sale of substantially all of its assets is made by an “interested party,” the person making the offer must deliver an affirmative opinion to each shareholder in writing as to the fairness of the consideration to be received by the shareholders. The term “interested party” means a person who is a party to the transaction and who:

•	directly or indirectly controls the corporation that is the subject of the tender offer or proposal;

•	is, or is directly or indirectly controlled by, an officer or director of the corporation; or

•	is an entity in which a material financial interest is held by any director or executive officer.

Indemnification Provisions

California Incorporation

Section 317 of the CGCL provides a detailed statutory framework covering limitation of liability of directors in certain instances and indemnification of any officer or other agent of a corporation who is made or threatened to be made a party to any legal proceeding by reason of his or her services on behalf of such corporation.

With respect to limitation of liability, the CGCL permits a California corporation to adopt a provision in its articles of incorporation reducing or eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the fiduciary duty of care, provided that such liability does not arise from certain proscribed conduct (including intentional misconduct and breach of duty of loyalty). The CGCL in this regard relates only to actions brought by shareholders on behalf of the corporation (i.e., “derivative actions”) and does not apply to claims brought by outside parties.

With respect to indemnification, the CGCL provides that to the extent any officer, director or other agent of a corporation is successful “on the merits” in defense of any legal proceeding to which such person is a party or is threatened to be made a party by reason of his or her service on behalf of such corporation or in defense of any claim, issue, or matter therein, such agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, but does not require indemnification in any other circumstance. The CGCL also provides that a corporation may indemnify any agent of the corporation, including officers and directors, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in a third party proceeding against such person by reason of his or her services on behalf of the corporation, provided the person acted in good faith and in a manner he or she reasonably believed to be in the best interests of such corporation. The CGCL further provides that in derivative suits a corporation may indemnify such a person against expenses incurred in such a proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and its shareholders. Indemnification is not available in derivative actions (i) for amounts paid or expenses incurred in connection with a matter that is settled or otherwise disposed of without court approval or (ii) with respect to matters for which the agent shall have been adjudged to be liable to the corporation unless the court shall determine that such person is entitled to indemnification.

The CGCL permits the advancing of expenses incurred in defending any proceeding against a corporate agent by reason of his or her service on behalf of the corporation upon the giving of a promise to repay any such sums in the event it is later determined that such person is not entitled to be indemnified. Finally, the CGCL provides that the indemnification provided by the statute is not exclusive of other rights to which those seeking indemnification may be entitled, by bylaw, agreement or otherwise, to the extent additional rights are authorized in a corporation’s articles of incorporation. The law further permits a corporation to procure insurance on behalf of its directors, officers and agents against any liability incurred by any such individual, even if a corporation would not otherwise have the power under applicable law to indemnify the director, officer or agent for such expenses.

Our amended articles of incorporation and amended bylaws implement the applicable statutory framework by limiting the personal liability of directors for monetary damages for a breach of a director’s fiduciary duty of care and making indemnification mandatory in those situations where it is merely permissible under the CGCL.

General

We also maintain insurance for our officers and directors against certain liabilities, including liabilities under the Securities Act. The effect of this insurance is to indemnify any of our officers or directors against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, incurred by an officer or director upon a determination that such person acted in good faith. We pay the premiums for this insurance.

We have also entered into separate indemnification agreements with each of our executive officers and directors, which indemnify the officer or director against all liabilities relating to his or her position as an executive officer or director, or as an employee, agent, officer or director of any other entity if the executive officer or director is serving in that capacity at our request, to the fullest extent permitted under applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification for violations of state securities laws may be limited by applicable laws.

PLAN OF DISTRIBUTION

We are conducting this offering on a self-underwritten, best efforts basis and there will be no underwriter or placement agent involved in the sale of the shares of common stock. We intend to sell the shares of common stock to the Initial Purchasers at a price of $1.25 per share of common stock.

The shares of common stock will be sold by our executive officers and directors. We are relying upon Rule 3a4-1 promulgated under the Securities Act to not deem our executive officers and directors as brokers. None of our executive officers or directors are registered broker-dealers or affiliates of broker-dealers, and to the extent that our executive officers and directors sell shares of common stock, no commissions or other remuneration based either directly or indirectly on transactions in securities will be paid to such persons. In addition, our executive officers and directors will conduct their selling activities in accordance with paragraph (a)(4)(ii) of Rule 3a4-1, in that each person primarily performs substantial duties for the issuer other than in connection with transactions in securities, each person is not a broker or dealer or affiliated with a broker or dealer in the last twelve months and each person does not participate in selling an offering of securities more than once every twelve months other than as permitted under Rule 3a4-1.

Each Initial Purchaser in the offering will execute a subscription agreement with us providing for the purchase of the shares of common stock.

On November 12, 2010, we entered into a financial advisory agreement with Roth Capital Partners, LLC, or Roth. Pursuant to the financial advisory agreement, we will pay Roth a cash fee of $75,000 for financial advisory services in connection with this offering. We have also agreed to pay or reimburse certain expenses of Roth up to an aggregate amount of $20,000.

The estimated offering expenses payable by us are $195,000, which include legal, accounting and printing costs and various other fees associated with registering and listing the shares of common stock with the SEC and NASDAQ, respectively, as well as the fee and expense reimbursement payable to Roth for financial advisory services.

We currently anticipate that the closing of the sale of the shares of common stock will occur on November 17, 2010.

The subscription agreement with the Initial Purchasers and the financial advisory agreement will be included as exhibits to a Current Report on Form 8-K that we will file with the SEC in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by O’Melveny & Myers LLP of Menlo Park, California.

EXPERTS

The consolidated financial statements as of June 27, 2010 and for the year then ended incorporated into this prospectus by reference to our Annual Report on Form 10-K for the year ended June 27, 2010 have been so incorporated in reliance upon the report of Moss Adams, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements as of June 28, 2009 and for the year then ended incorporated into this prospectus by reference to our Annual Report on Form 10-K for the year ended June 28, 2009 have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$15,000,000

PREFERRED STOCK

COMMON STOCK

WARRANTS

We may offer and sell any combination of the securities described in this prospectus from time to time in one or more offerings, in one or more series and in amounts, at prices and on terms that we will determine at the time of the offering, up to an aggregate dollar amount of $15,000,000. We will provide the specific terms of the securities, including their offering prices and terms, and the methods by which we will sell them, in supplements to this prospectus. We may offer and sell the securities on an immediate, continuous or delayed basis directly to investors or through underwriters, dealers or agents, or through a combination of these methods. If we use agents, underwriters or dealers to sell any securities, we will name them and describe their compensation in the applicable prospectus supplement.

The prospectus supplements may also add, update or change other information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the documents incorporated by reference in this prospectus and any prospectus supplements carefully before you make your investment decision.

Our common stock is traded on the NASDAQ Global Market under the symbol “OVRL”. On October 5, 2009, the last reported sale price for our common stock on the NASDAQ Global Market was $0.92 per share. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Our business and an investment in our securities involve significant risks. You should read the section entitled “Risk Factors” on page 3 of this prospectus and the risk factors incorporated by reference into this prospectus as described in that section before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and terms of the offering, including the specific plan of distribution.

The date of this prospectus is October 7, 2009

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ABOUT THIS PROSPECTUS

In this prospectus and any accompanying prospectus supplement, unless otherwise indicated or the context otherwise requires, references to “Overland,” “we,” “company,” “us,” or “our” refer to Overland Storage, Inc. and its consolidated subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell shares of our preferred stock, shares of our common stock (with accompanying rights to purchase our common stock), or warrants to purchase our equity securities, in one or more offerings to the public up to a maximum aggregate offering of $15,000,000. This prospectus provides you with a general description of these securities.

Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. That prospectus supplement may include or incorporate by reference a detailed and current discussion of any risk factors and will discuss any special considerations applicable to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” below. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information contained in that prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should read this prospectus and the accompanying prospectus supplement, including the documents incorporated by reference in this prospectus and accompanying prospectus supplement, when making your investment decision. The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, which we refer to as the Exchange Act. You can find, copy and inspect information we file with the SEC (including exhibits to such documents) at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the internet at http://www.sec.gov/ which contains reports, proxy statements and other information that we file electronically with the SEC. You may also review such reports, proxy statements and other documents we file with the SEC on our website at http://www.overlandstorage.com. Information included on our website is not a part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding the securities and us, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC’s website.

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INFORMATION INCORPORATED BY REFERENCE

We are “incorporating by reference” information into this prospectus. This means that we are disclosing important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the initial filing of this registration statement that contains this prospectus and prior to the time that we or the underwriters sell all of the securities offered by this prospectus or the earlier termination of the offering (except in each case the information contained in such documents to the extent “furnished” and not “filed”):

•	our annual report on Form 10-K for our fiscal year ended June 28, 2009, filed with the SEC on September 9, 2009;

•	amendment no. 1 to our annual report on Form 10-K for our fiscal year ended June 28, 2009 which includes information required by Part III of Form 10-K, filed with the SEC on October 7, 2009;

•	our current reports on Form 8-K, filed with the SEC on June 30, 2009, September 14, 2009, September 21, 2009 and October 2, 2009;

•

the description of our common stock in our registration statement on Form 8-A, registering our common stock under the Exchange Act, filed with the SEC on January 29, 1997, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•

the description of our common stock purchase rights contained in our registration statement on Form 8-A, registering our common stock under the Exchange Act, filed with the SEC on August 26, 2005, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the filing date of this registration statement and prior to effectiveness of this registration statement.

You may obtain copies, without charge, of documents incorporated by reference in this prospectus, by requesting them in writing or by telephone from us as follows:

Overland Storage, Inc.

4820 Overland Avenue

San Diego, CA 92123

Attention: Chief Financial Officer

(858) 571-5555

Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus or any prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, which we refer to as the Securities Act, and Section 21E of the Exchange Act. Additionally, we or our representatives may, from time to time, make other written or verbal forward-looking statements. These forward-looking statements relate to future events, plans, expectations and objectives regarding our business, financial condition and performance, and results of operations. In some cases, you can identify these forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,”

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“estimate,” “predict,” “potential,” “project,” “forecast,” “anticipate,” “continue,” “assumption” or the negative of these terms or variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. We caution you not to place undue reliance on forward-looking statements, which are based upon assumptions, expectations, plans and projections and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include, among other things, those factors referred to under the caption “Risk Factors” on page 3 and in the documents we incorporate into this prospectus or any prospectus supplement by reference and which may be included in any accompanying prospectus supplements.

These forward-looking statements reflect our current views with respect to future events and are based on our currently available financial, economic and competitive data and on current business plans. We may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual events or results may differ materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors. Factors that could cause or contribute to such differences include: our ability to maintain and increase sales volumes of our products; our ability to continue to aggressively control costs; the continued availability of our non-OEM accounts receivable financing arrangements; our ability to generate cash from operations or raise outside capital to service and repay debt as it comes due; our ability to introduce new competitive products and the degree of market acceptance of such new products; the timing and market acceptance of new products introduced by our competitors; our ability to maintain strong relationships with branded channel partners; customers’, suppliers’ and creditors’ perceptions of our continued viability; rescheduling or cancellation of customer orders; loss of a major customer; general competition and price measures in the market place; unexpected shortages of critical components; worldwide information technology spending levels; and general economic conditions.

We intend that all forward-looking statements made will be subject to safe harbor protection of the federal securities laws pursuant to Section 27A of the Securities Act and Section 21E of the Exchange Act. Except as required by law, we do not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus or any prospectus supplement. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by these forward-looking statements.

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PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before making a future investment decision with respect to our securities. You should read both this prospectus and the accompanying prospectus supplement carefully, including the “Risk Factors,” together with any documents incorporated by reference before investing in securities in this offering. In this prospectus and any accompanying prospectus supplement, unless otherwise indicated or the context otherwise requires, references to “Overland,” “we,” “company,” “us,” or “our” refer to Overland Storage, Inc. and its consolidated subsidiaries.

Our Company

Overland is a trusted global provider of unified data management and data protection solutions designed to enable small and medium enterprises, or SMEs, corporate departments, and small and medium businesses, or SMBs to anticipate and respond to change. Whether an organization’s data is distributed around the corner or across continents, our solutions tie it all together for easy and cost-effective management of different tiers of information over time. Overland enables companies to expend fewer resources on information technology (IT), allowing them to focus on being more responsive to the needs of their customers.

We develop and deliver a comprehensive solution set of award-winning products and services for moving and storing data throughout the organization and during the entire data lifecycle. Overland Snap Server® is a complete line of network attached storage, or NAS, solutions designed to ensure primary and secondary data is accessible and protected regardless of its location. Snap Server is available in fixed capacity or highly scalable systems. The ULTAMUS® RAID and REO SERIES® families of products provide simplified disk-based data protection and maximum flexibility to protect mission critical data for both continuous local backup and remote disaster recovery. The NEO SERIES® and ARCvault® families of tape backup and archive systems are designed to meet the need for low-cost, reliable data storage for long-term archiving and compliance requirements.

Our approach emphasizes long term investment protection for our customers and reduces the complexities and ongoing costs associated with storage management. Moreover, most of our products are designed with a scalable architecture which enables companies to purchase additional storage as needed, on a just-in-time basis, and make it available instantly without downtime.

End users of our products include SMEs, SMBs, distributed enterprise companies such as divisions and operating units of large multi-national corporations, governmental organizations and educational institutions. Our products are used in a broad range of industries including financial services, video surveillance, healthcare, retail, manufacturing, telecommunications, broadcasting, research and development and many others.

We sell our solutions worldwide—in the Americas, Europe, Middle East, Africa, or EMEA, and Asia Pacific, or APAC. We generate sales through:

•	the Overland branded channel, which consists of commercial distributors, direct market resellers, or DMRs, and value-added resellers, or VARs; and

•	private label arrangements with original equipment manufacturers (OEMs).

Corporate Information

We were incorporated in California in 1980 as Overland Data, Inc., and changed our name to Overland Storage, Inc. in 2002. Our principal executive offices are located at 4820 Overland Avenue, San Diego, California 92123 and our main telephone number is (858) 571-5555. Our internet address is www.overlandstorage.com. Except for the documents referred to under “Where You Can Find Additional Information” which are specifically incorporated by reference into this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus. We have included our website address only as an interactive textual reference and do not intend it to be an active link to our website.

The Offering

We may offer any of the following securities from time to time:

•	shares of our preferred stock;

•	shares of our common stock (with accompanying rights);

•	warrants to purchase any of the above securities.

When we use the term securities in this prospectus, we mean any of the securities we may offer with this prospectus from time to time, unless we indicate otherwise. This prospectus describes the general terms that may apply to the securities; the specific terms of any particular securities that we offer will be described in a separate supplement to this prospectus.

When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents, or directly to purchasers. The applicable prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

Listing

The applicable prospectus supplement will specify if any securities are to be listed or quoted on a securities exchange or quotation system. Our common stock is listed on the NASDAQ Global Market and trades under the symbol “OVRL”.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors contained in the accompanying prospectus supplement as well as those set forth in our most recent annual report on Form 10-K on file with the SEC, which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and the accompanying prospectus supplement. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

USE OF PROCEEDS

Unless we specify otherwise in the accompanying prospectus supplement, we currently intend to use the net proceeds from the sale of the securities for general corporate purposes. These purposes may include repayment of debt, working capital needs, capital expenditures, acquisitions and any other general corporate purpose. Pending application of the net proceeds, we may temporarily invest the net proceeds in short-term marketable securities.

If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in the accompanying prospectus supplement.

We may set forth additional information on the use of the net proceeds from the sale of securities we offer under this prospectus in the prospectus supplement relating to the specific offering.

DESCRIPTION OF SECURITIES

The following description of our preferred stock, common stock and warrants to purchase equity securities summarizes the material terms and provisions of these securities. We will describe in the prospectus supplement relating to the offering of any securities the particular terms of the securities being offered by that prospectus supplement. If applicable, we will also include information in the prospectus supplement about material United States federal income tax considerations, if any, relating to the securities, and the securities exchange, if any, on which the securities will be listed. The terms of these securities may also be affected by California law.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock is qualified in its entirety by reference to the full text of our amended articles of incorporation and our amended bylaws. Shareholders are urged to read our amended articles of incorporation and amended bylaws in their entirety for the actual terms of our capital stock. These documents are filed as exhibits to the registration statement of which this prospectus forms a part. See the section entitled “Where You Can Find Additional Information” on page ii.

Overland is a corporation organized under the laws of the State of California.

Authorized Capital Stock

Our authorized capital stock consists of 45,000,0000 shares of common stock, no par value, and 1,000,000 shares of preferred stock, no par value. As of August 26, 2009, 12,778,050 shares of our common stock, and no shares of our preferred stock, were issued and outstanding.

Common Stock

Subject to the preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may from time to time declare. Upon the liquidation, dissolution or winding-up of our company, the holders of outstanding shares of our common stock will be entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock.

Each holder of our common stock is entitled to one vote per share on all matters submitted to a vote of shareholders, and may not cumulate votes for the election of directors unless proper notice is given pursuant to our bylaws.

Our common stock is quoted on the NASDAQ Global Market under the trading symbol “OVRL”.

The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A.

Our shares of common stock do not have any preemptive rights.

Our shares of common stock are not subject to conversion or redemption.

Common Stock Purchase Rights

We have in place a shareholder rights agreement providing rights to purchase shares of our common stock. The rights are not currently exercisable and they are attached to and trade together with the shares of common stock. A right will be attached to each share of common stock sold in this offering.

The shareholder rights agreement will take effect not earlier than the tenth day after the first to occur of:

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the public announcement or disclosure that a person or group of affiliated or associated persons, other than exempt persons, has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of our common stock, except pursuant to a permitted acquisition; or

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the commencement of, or announcement of an intention to make, by any person other than an exempt person, a tender offer or exchange offer (other than a permitted offer) which upon consummation would result in a person or group beneficially owning 15% or more of the outstanding shares of our common stock.

At that time, the rights then attached to all outstanding shares of common stock will become separate securities and each right will entitle the holder to purchase one-third of a common share, at a per-share purchase price of $37.00, subject to adjustment.

However,

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from and after the date on which a person becomes an acquiring person, except pursuant to a permitted offer, each holder of a right, other than the acquiring person, may exercise the right to receive that number of common shares having a value equal to the purchase price divided by one-half the current market price (as defined in the stockholder rights agreement) of a common share at the date of the occurrence of the event.

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if, after the shareholder rights agreement takes effect, we merge or combine into or with any acquiring person or any of its affiliates or associates or other related persons, other than any other person if all shareholders of the company are not treated alike, other than certain restructurings not resulting in any change of control of the company, or 50% or more of our assets or earnings power is sold or transferred in one or a series of related transactions, each holder of a right, other than an acquiring person, may exercise the right to receive that number of common shares which equals the initial exercise price, as adjusted, divided by one-half the current market price (as defined in the stockholder rights agreement) of such common stock at the date of the occurrence of the event.

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At any time after any person becomes an acquiring person, our board of directors may exchange all or some of the rights other than the rights beneficially owned by the acquiring person, which rights will thereafter be voice, at an exchange ratio of one-third of a common stock, or one-third of an equivalent common share (as defined in the stockholder rights agreement) per right, subject to adjustment in certain events.

The term “permitted acquisition” is defined as the acquisition of common stock directly from us, including by way of a dividend or distribution on the common stock, or pursuant to a permitted offer.

The term “permitted offer” is defined as a tender or exchange offer which is for all of our outstanding shares of common stock at a price and on terms which a majority of certain members of the board of directors determine to be adequate and in the best interests of the company and its shareholders.

Until a right is exercised, the holder thereof, as such, will have no rights as a shareholder, including the right to vote or to receive dividends.

The rights expire in August 2015 unless earlier redeemed or exchanged. We are entitled to redeem all of the rights at $0.001 per right, subject to adjustment, at any time.

Wells Fargo Bank, N.A. serves as the rights agent under the shareholder rights agreement.

Preferred Stock

Subject to the limitations imposed by law and the rules of the Nasdaq stock market, our board of directors is authorized to designate and issue up to 1,000,000 shares of preferred stock in one or more series, without further shareholder approval. Our board of directors is authorized from time to time to set the number of shares to be included in each series; to fix the voting rights, designations, preferences, and relative, participating, option and conversion or other special rights, and such qualifications, limitations or restrictions, of the shares of each wholly unissued series; and to increase or decrease the number of authorized shares of any series, but not below the number of shares of any series then outstanding. The rights of a series of preferred stock may include a preferential return in the event of the liquidation, dissolution or winding-up of our company, the right to receive dividends if declared by our board of directors, special dividend rates, conversion rights, redemption rights, voting rights, the right to protection from dilutive issuances of securities, or the right to approve specified corporate actions. Any or all of these rights may be superior to the rights of the common stock.

Our board of directors has represented that it will not issue, without shareholder approval, any series of preferred stock for any defensive or anti-takeover purposes or with features specifically intended to make any attempted acquisition of the company more difficult or costly. Within these limits, and subject to the limitations imposed by law and the rules of the Nasdaq stock market, our board of directors may designate and issue preferred stock for future acquisitions, joint ventures, strategic alliances or capital raising transactions that have the effect of making an acquisition of our company more difficult or costly. Additionally, our issuance of preferred stock may decrease the market price of our common stock, decrease the amount of earnings and assets available for distribution to holders of our common stock if we liquidate or dissolve, and restrict or limit amounts which we may pay as dividends to holders of our common stock or use to repurchase or otherwise acquire shares of our common stock.

A prospectus supplement relating to a series of preferred stock will describe terms of that series of preferred stock, including:

•	the designation and stated value of that series;

•	the number of shares we are offering;

•	the initial public offering price at which the shares will be sold;

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the dividend rate of that series, the conditions and dates upon which those dividends will be payable, whether those dividends will be cumulative or noncumulative, and, if cumulative, the date from which dividends will accumulate;

•	the process for any auction and remarketing, if any;

•	the relative ranking and preferences of that series as to dividend rights and rights upon any liquidation, dissolution or winding up of the affairs of our company;

•	any redemption, repurchase, or sinking fund provisions;

•	any conversion or exchange rights of the holder or us;

•	any voting rights;

•	any preemptive rights;

•	any restrictions on transfer, sale or other assignment;

•	any restrictions on further issuances;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•	any application for listing of that series on any securities exchange or market;

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any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our company’s affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, that series of preferred stock.

Certain Provisions Affecting Control of Our Company

The shareholder rights agreement discussed above and the following provision of California law may affect the control of our company.

California Law

Section 1203 of the California General Corporation Law, which we refer to as the CGCL, provides that if a tender offer or a written proposal for approval of a reorganization of a corporation or a sale of substantially all of its assets is made by an “interested party,” the person making the offer must deliver an affirmative opinion to each shareholder in writing as to the fairness of the consideration to be received by the shareholders. The term “interested party” means a person who is a party to the transaction and who

•	directly or indirectly controls the corporation that is the subject of the tender offer or proposal;

•	is, or is directly or indirectly controlled by, an officer or director of the corporation; or

•	is an entity in which a material financial interest is held by any director or executive officer.

Indemnification Provisions

California Incorporation

Section 317 of the CGCL provides a detailed statutory framework covering limitation of liability of directors in certain instances and indemnification of any officer or other agent of a corporation who is made or threatened to be made a party to any legal proceeding by reason of his or her services on behalf of such corporation.

With respect to limitation of liability, the CGCL permits a California corporation to adopt a provision in its articles of incorporation reducing or eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the fiduciary duty of care, provided that such liability does not arise from certain proscribed conduct (including intentional misconduct and breach of duty of loyalty). The CGCL in this regard relates only to actions brought by shareholders on behalf of the corporation (i.e., “derivative actions”) and does not apply to claims brought by outside parties.

With respect to indemnification, the CGCL provides that to the extent any officer, director or other agent of a corporation is successful “on the merits” in defense of any legal proceeding to which such person is a party or is threatened to be made a party by reason of his or her service on behalf of such corporation or in defense of any claim, issue, or matter therein, such agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, but does not require indemnification in any other circumstance. The CGCL also provides that a corporation may indemnify any agent of the corporation, including officers and directors, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in a third party proceeding against such person by reason of his or her services on behalf of the corporation, provided the person acted in good faith and in a manner he or she reasonably believed to be in the best interests of such corporation. The CGCL further provides that in derivative suits a corporation may indemnify such a person against expenses incurred in such a proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and its shareholders. Indemnification is not available in derivative actions (i) for amounts paid or expenses incurred in connection with a matter that is settled or otherwise disposed of without court approval or (ii) with respect to matters for which the agent shall have been adjudged to be liable to the corporation unless the court shall determine that such person is entitled to indemnification.

The CGCL permits the advancing of expenses incurred in defending any proceeding against a corporate agent by reason of his or her service on behalf of the corporation upon the giving of a promise to repay any such sums in the event it is later determined that such person is not entitled to be indemnified. Finally, the CGCL provides that the indemnification provided by the statute is not exclusive of other rights to which those seeking indemnification may be entitled, by bylaw, agreement or otherwise, to the extent additional rights are authorized in a corporation’s articles of incorporation. The law further permits a corporation to procure insurance on behalf of its directors, officers and agents against any liability incurred by any such individual, even if a corporation would not otherwise have the power under applicable law to indemnify the director, officer or agent for such expenses.

Our articles of incorporation and bylaws implement the applicable statutory framework by limiting the personal liability of directors for monetary damages for a breach of a director’s fiduciary duty of care and making indemnification mandatory in those situations where it is merely permissible under the CGCL.

General

We also maintain insurance for our officers and directors against certain liabilities, including liabilities under the Securities Act. The effect of this insurance is to indemnify any of our officers or directors against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, incurred by an officer or director upon a determination that such person acted in good faith. We pay the premiums for this insurance.

We have also entered into separate indemnification agreements with each of our executive officers and directors, which indemnify the officer or director against all liabilities relating to his or her position as an executive officer or director of Overland, or as an employee, agent, officer or director of any other entity if the executive officer or director is serving in that capacity at our request, to the fullest extent permitted under applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification for violations of state securities laws may be limited by applicable laws.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of preferred stock or shares of common stock in one or more series. We may issue warrants independently or together with shares of preferred stock or shares of common stock, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may sell, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus and the accompanying prospectus supplement. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

You should review the applicable prospectus supplement for the specific terms of any warrants that may be offered, including the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

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the designation, stated value, terms (including liquidation, dividend, conversion and voting rights), number of shares and purchase price per share of the class or series of preferred stock purchasable upon the exercise of warrants to purchase shares of preferred stock;

•	the number of shares and the purchase price per share of common stock purchasable upon the exercise of warrants to purchase shares of common stock;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	the manner in which the warrant agreements and warrants may be modified;

•	information relating to book-entry procedures, if any;

•	if applicable, a discussion of material United States federal income tax considerations of holding or exercising the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant to purchase shares of preferred stock or common stock will be adjusted proportionately if we subdivide or combine our preferred stock or common stock, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

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issue capital stock or other securities convertible into or exchangeable for preferred stock or common stock, or any rights to subscribe for, purchase or otherwise acquire either class of capital stock, as a dividend or distribution to holders of our preferred stock or common stock;

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pay any cash to holders of our preferred stock or common stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our preferred stock or common stock; or

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issue preferred stock or common stock or additional stock or other securities or property to holders of our preferred stock or common stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of preferred stock or common stock warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property those holders would have been entitled to receive had they held the preferred stock or common stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive the additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a preferred stock or common stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of preferred stock or common stock warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the preferred stock or common stock, as applicable;

•	certain share exchanges, mergers, or similar transactions involving our company and which result in changes of the preferred stock or common stock, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our preferred stock or common stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the preferred stock or common stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents; or

•	through a combination of any of these methods of sale.

We may effect the distribution of the securities from time to time in one or more transactions either:

•	at a fixed price or prices which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.

The prospectus supplements relating to an offering of offered securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum compensation to be received by any FINRA member or independent broker/dealer generally, as calculated consistent with FINRA’s rules, may not be greater than 8.0% of the gross proceeds received by us from the sale of any securities registered pursuant to SEC Rule 415.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market in accordance with Regulation M under the Exchange Act, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

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A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

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A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

These transactions may be effected on the NASDAQ Global Market, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of their business for which they receive compensation.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Any shares of common stock sold pursuant to a prospectus supplement will be included in the NASDAQ Global Market. We may apply to list any series of preferred stock, or warrants on a securities exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

LEGAL MATTERS

Except as set forth in the applicable prospectus supplement, Sheppard, Mullin, Richter & Hampton LLP, San Diego, California, will pass upon certain legal matters in connection with the securities for us. Underwriters, dealers or agents, whom we will identify in a prospectus supplement, may have their counsel opine about certain legal matters relating to the securities.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended June 28, 2009 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.